Exhibit 19.15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AngloGold Ashanti Limited
Johannesburg, South Africa

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-113789) and Form F-3 (No. 333-230651) of AngloGold Ashanti Limited of our report dated 29 March 2022, relating to the consolidated financial statements of Kibali (Jersey) Limited which appears in this Annual Report on Form 20-F of AngloGold Ashanti Limited.

/s/ BDO LLP

London, United Kingdom
29 March 2022